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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF DESIGNATION
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                FREEMARKETS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


     FreeMarkets, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on March 7, 2003 adopted the following resolution:

     RESOLVED, that pursuant to the authority expressly vested in the Board by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board hereby creates a new series of Preferred Stock of the Corporation, and hereby states the designation and number of shares and fixes the relative rights, preferences, qualifications, privileges and limitations thereof, as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock shall have a par value of $.01 per share, and the number of shares constituting such series shall be Eight Hundred Thousand (800,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no such decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into, or exercisable or exchangeable for, Series A Preferred Stock.

     Section 2. Dividends and Distributions.

              (a) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of a share (a "Share") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series A Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series A Preferred Stock. In the event that the Corporation shall at any time after March 7, 2003 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall



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be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on Shares of Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series A Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Shares of Series A Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each Share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided in the Certificate, including any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

              (c) Except as set forth herein or in the Certificate of Incorporation or by law, holders of Shares of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Common Stock as set forth herein) for taking any corporate action.

    Section 4. Certain Restrictions.

              (a) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series A Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not



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                   (i) declare or pay dividends on, or make any other
distributions on, any shares of Junior Stock (as defined below);

                   (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series A Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock; or

                   (iv) redeem or purchase or otherwise acquire for consideration any Shares of Series A Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. Reacquired Shares. Any Shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, per value $.01 per share, or any similar stock, or as otherwise restricted by law.

    Section 6. Liquidation, Dissolution or Winding Up.

              (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (a), the greater of either (A) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (B) the amount equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series A Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.

              (b) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(B) of paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth)



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equal to 100 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding
Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The Shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Ranking. Except as provided below, the Series A Preferred Stock shall rank junior to all other series of Preferred Stock, par value $.01 per share, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series A Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Common Stock.

     Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series A Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a Share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

     Section 12. Definitions. All capitalized terms used herein have the meanings ascribed to them in the Amended and Restated of Certificate of Incorporation of the Corporation, as amended (the "Certificate"), unless otherwise defined herein. In addition, for purposes hereof, the following terms shall have the meanings set forth below:

              (a) The term "Common Stock" shall mean the class of stock designated as the Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Common Stock.

              (b) The term "Junior Stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

              (c) The term "Parity Stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series A Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation.



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              IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this 7th day of March, 2003.

                                  FREEMARKETS, INC.



                                  By:   /s/ David H. McCormick
                                     -----------------------------
                                        David H. McCormick
                                        Chief Executive Officer




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